                                                                   EXHIBIT 10.13

                           CERTIFICATE OF GRANT PATENT



[seal]
THE PATENT OFFICE




In accordance with Section 24(2) of the Patents Act, 1977, it is hereby certified that a patent having the specification No 2245171 has been granted to Paul L Simmons, in respect of an invention disclosed in an application for that patent having a date of filing of 30 January 1990 being an invention for "Biodegradable disinfectant".








Dated this Fourteenth day of April 1993













                                              ---------------------------------
Paul L Simmons                                P.R.S. HARTNACK
c/o R G C Jenkins & Co                        Comptroller-General of Patents,
26 Caxton Street                              Designs and Trade Marks.
LONDON                                        UNITED KINGDOM PATENT OFFICE
SW1H ORJ

THE ATTENTION OF THE PROPRIETOR(S) IS DRAWN TO THE IMPORTANT NOTES OVERLEAF

IMPORTANT NOTES FOR PROPRIETORS OF UNITED KINGDOM PATENTS

1.       DURATION OF PATENT & PAYMENT OF RENEWAL FEES

         (i) A patent takes effect on the date shown at the foot of the certificate overleaf. Subject to the payment of renewal fees, it can be kept in force until the end of a period of 20 years from the date of filing the patent application.

         (ii) To maintain the patent in force, it is necessary for the proprietor or someone on his behalf to pay a prescribed annual renewal fee. Payment may be made on, or during the three month period before, the fourth or subsequent anniversary of the date of filing the application and should be accompanied by Patents Form 12/77.

         (iii) The proprietor is responsible for ensuring that effective renewal arrangements are set up and maintained and that fees are paid on time. He should not await any communication from Patent Office before paying the fee: an official reminder sent to the last recorded address for service within six weeks after the anniversary is intended to alert the proprietor to possible failure of his renewal arrangements.

         (iv) If the form with the fee is not lodged in the Patent Office on or before the anniversary of the filing date of the patent, the fee cannot be accepted unless application for an extension of time to a maximum of 6 months is made and paid for on Patents Form 12/77. If no renewal fee is received and no extension of time is requested the patent will cease. No reduction of extension fees is made in the case of a parent endorsed "Licences of Right". When paying a renewal or extension fee it is advisable first to check the current scale of charges as, these may change from time to time.

2.       PROCEDURE FOR PAYMENT  OF FEES

Patents Forms, together with the fees and fee sheet (F.S. 1 ) should he delivered to the Patent Office in Cardiff Road. Newport either by hand or post those sent by post should be addressed to "The Cashier, The Patent Office, Cardiff Road, Newport, Gwent NP9 IRH". Alternatively, they may be delivered by hand to "The Patent Office, 25 Southampton Buildings, London, WC2A 1 AY".

Blank Patents Forms and fee sheets (FS. 1) can be obtained by post from the Clerk of Stationery. The patent Office, Unit 6 Nine Mile Point, Cwmfelinfach. Newport, Gwent, NP1 7HZ or may be collected from the above Newport or London address.

3.       REGISTRATION OF OWNERSHIP AS EVIDENCE OF ENTITLEMENT

Any person who claims to have acquired the property in a patent by virtue of any transaction instrument or event shall be entitled as against any other person who claims to have acquired that property by virtue of an earlier transaction, if application is made to the comptroller for registration in the register of patents (see Sections 32 and 33 of the Patents Act 1977). Details of how to make such application may be obtained from the Patent Office.

                            THE PATENT OFFICE SYMBOL

         (12) UK PATENT (19) GB (11) 2 245 171 (13) B

         --------------------------------------------

         (54)     Title of Invention

                  Biodegradable disinfectant

         (51)     INT CL(5); A01N25/00

         (21)     Application No                     (72)     Inventor(s)
                  9113078.1                                   PAUL L. SIMMONS

         (22)     Date of filing                     (73)     Proprietor(s)
                  30.01.1990                                  PAUL L. SIMMONS
                                                              501 WEST
         (30)     Priority Data                               ONE KEY CAPRI BOULEVARD
                                                              TREASURE ISLAND
         (31)     304312                                      FLORIDA  33706
                                                              UNITED STATES OF AMERICA
         (32)     31.01.1989
                                                     (74)     Agent and/or
         (33)     US                                          Address for Service
                                                              R G C JENKINS & CO
         (86)     International Application Data              26 CAXTON STREET
                  PCT/US90/00402                              LONDON
                  EN 30.01.1990                               SW1H 0RJ
                                                              UNITED KINGDOM
         (87)     International Publication Data
                  W090/08559
                  EN 09.08.1990

         (43)     Application published
                  02.01.1992

         (45)     Patent published
                  14.04.1993

         (52)     Domestic classification
                  (Edition L) A5E ET E311 E318 E321 E326
                  A5B B40Y B402 B823 U1S S1210 S1289 S2410

         (56)     Documents cited
                  US4690779 A
                  US4678658 A
                  US 4336270 A
                  US4072742 A
                  US3821413 A
                  US3445564 A

(continued on next page)

                          GB 2 245 171 B - CONTINUATION

                          (58) Field of search

                               As for published application
                               2245171 A viz:
                               US Classification  424/45, 47,
                               76.1, 76.2, 76.8
                               updated as appropriate

                                   Description
                           Biodegradable Disinfectant

Technical Field

         A non-toxic, non-corrosive, biodegradable disinfectant effective against various pathogenic organisms.


Background Art

         Rapid increases in the spread of deadly communicable diseases such as AIDS virus (HIV) have dramatically escalated public awareness for the need of an effective protective means.

         The need for such protective means applies equally to contaminated surfaces such as those found in public restrooms, telephones, tables and other surfaces contacted by the public as well as for topical application directly on a patient's skin.

         A common means for such surface protection is typified by a disposable paper cover for a toilet. Such disposable paper covers often do not contain a germicide and are not always available or easily used.

         Various spray germicides for sanitizing such surfaces is typified in U.S. Pat. No. 3,445,564. In addition, the use of a dye in a bacteracidal solution as disclosed in U.S. 2,449,274 is employed to provide a visual indication of the effectiveness of such sprays.

         U.S. Pat. No. 4,678,658 shows disinfecting compounds effective as germicides reducing surface tension to more effective distribute the germicide spray on the surface. However, the spray is corrosive and environmentally unsafe.

         U.S. 3,821,413 teaches a disinfectant consisting of propylene glycol to stabilize the composition and retard evaporation. This disinfectant is toxic, corrosive and non-biodegradable.

                  U.S. 3,966,902 disclosed various polymer complex carriers such as propylene glycol for use with an active ingredient such as a disinfectant or fragrance.

                  U.S. 4,690,779 refers to the use of polyethylene glycol in combination with alcohol and fragrances. This composition is both toxic and non-biodegradable.

                  U.S. 4,209,506 teaches a composition suitable for use in aerosol sprays including an anhydrous alcohol and fragrance or perfume. This composition is corrosive, non-biodegradable and non-evaporative.

                  Additional examples of the prior art are found in U.S. 580,213, U.S. 4,282,179, U.S. 4,265,899, U.S. 4,283,421, U.S. 4,364,515, U.S.
4,550,105, U.S. 4,105,431, U.S. 4,243,403, U.S. 4,278,206, U.S. 4,322,475, U.S.
4,436,732, U.S. 4,597,887, U.S. 4,252,694, U.S. 4,279,762, U.S. 4,325,201, U.S.
4,540,505 and U.S. 4,675,397.

         Examination of the prior art fails to teach or suggest an effective surface active disinfectant for application on contaminated surfaces or a patient's skin through a spray for liquid application.


Disclosure of Invention

The present invention relates to a non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms, said disinfectant and antiseptic being a homogenous composition comprising isopropyl alcohol and 8 to 12 percent by weight of propylene glycol, performing interactively, in proportion by weight such that said propylene glycol reduces the surface glaze formed by said isopropyl alcohol and surface tension formed by water or water-based body fluids enabling said disinfectant and antiseptic to rapidly contact the pathogenic organisms and act equally effectively on a patient or inanimate surface without deleterious affect.

         In the preferred embodiments, the disinfectant and antiseptic for topical application to a patient's skin or to the surface to kill the various pathogenic organisms, and the isopropyl alcohol and propylene glycol and inert ingredients combined in specific relative proportions by weight such that the non-toxic, non-corrosive, biodegradable disinfectant may be used safely to disinfect a patient's skin through topically application or to disinfect various surfaces with equal disinfecting effectiveness. A preferred interactive composition comprises about isopropyl alcohol 70%, propylene glycol 10%, fragrance or maskant 1% and other inert ingredients 19% by weight.

         The isopropyl alcohol provides the primary disinfecting or killing effect on the pathogenic organisms. The propylene glycol lowers the flash point of the disinfectant and soothes the skin. The propylene glycol also slows the rate of evaporation, reduces or eliminates the intersurface glazing effect of isopropyl alcohol and homogenizes the interactive ingredients.

         The critical balance of interactive ingredients chemically reduces the tensile strength of the surface liquids on the patient's skin or other surface permitting the disinfecting effect to act directly on the pathogenic organisms.

Best Mode for Carrying Out the Invention

         Various compositions and devices have been developed to disinfect various pathogenic organisms. Catholic application is limited by the chemical and biological effect of such compositions or limitations on various surfaces, delivery means and patients.

         The present invention relates to a non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for topical application on a patient's skin or on hard surfaces such as restrooms or tables against various pathogenic organisms such as bacteria including Staphylococcus aureus, Pseudomonas aeruginosa and Salmonella coleraesuis and viruses, including HIV-I, HIV-II and herpes simplex type 2 as well as fungi, mold and mildew through numerous delivery means.

         The non-toxic, non-corrosive, biodegradable disinfectant of the subject invention comprises an interactive composition of isopropyl alcohol, propylene glycol and inert ingredients combined in specific relative proportions by weight such that the disinfectant may be used topically to disinfect a patient's skin or to disinfect various public surfaces through direct application with equal effectiveness.

         This unique disinfectant is effective against various pathogenic organisms common to the general environment without deleterious non-toxic effect on patients or damage to surfaces or dispensing devices as exemplified herein. The optimum proportional relationship of the ingredients by weight is isopropyl alcohol substantially 70%, propylene glycol substantially 10%, fragrance substantially 1% and inert ingredients substantially 19%.

         The isopropyl alcohol is effective in a range of 65 to 75 percent by weight.

         The effective range of propylene glycol is between 8 to 12 percent by weight. This proportion is critical to the universal use of the instant disinfectant. During development of the instant invention numerous concentrations were tested. The optimum proportions provide a disinfectant effective against numerous pathogenic organisms without harming or destroying the dispensing means, disinfected surface or patient.

         The optimum percentage of propylene glycol raises the boiling point of the disinfectant slowing the rate of evaporation. As a solvent the propylene glycol prevents the tendency of isopropanol to form a glaze on the target surface that masks the pathogenic organisms.

         Since the propylene glycol breaks the surface tension of water and water-based body fluids, this enables the disinfectant to act on the virus or organism more rapidly. The effectiveness is reduced to a one minute kill time for the HIV virus. In addition the proplene glycol serves as an emulsifier to assure that the fragrance and alcohol remain homogenized during storage and use.

         Further the propylene glycol reduces the harmful effects of alcohol if swallowed or sprayed into the eyes or on mucus membranes as well as soothing the skin upon contact. Since the propylene glycol reduces toxicity to human cells the need to dilute the disinfectant has been eliminated. Propylene glycol also acts as a secondary disinfectant useful to disinfect air. In the preferred percentage used tests indicate that the propylene glycol increases the overall effectiveness against most viruses, mold and mildew.

         Since the disinfectant was developed for use on a wide variety of surfaces and dispensed from a number of dispensing modes or means of dispersant materials the measure of chemical resistance is important to provide universal use and application. As shown by the following chemical resistance chart the present invention compares favorably to propylene glycol and isopropyl alcohol.



                  Propylene            Isopropyl
Material           Glycol               Alcohol            Disinfectant
--------          ---------            ---------           ------------
CPVC                C1                    A2                    B2

                                Propylene          Isopropyl
Material                          Glycol            Alcohol            Disinfectant
--------                        ---------          ---------           ------------
Epoxy                             C                    A                       B
Polypropylene                     B2                   A2                      A2
PVC                               C1                   B1                      A1
Cyolac (ABS)                      B                    -                       B
Phenolic                          A                    A                       A
Nylon                             -                    B1                      B1
Noryl                             -                    A1                      A1
Delrin (Acetal)                   B                    A                       A
Ryton to 200(degrees)F            -                    -                       -
Kynar (PVDF)                      -                    -                       -
Teflon                            A                    A2                      A2
Stainless Steel 316               B                    A                       A
Stainless Steel 304               B                    A                       A
Carpenter 20                      A                    A                       A
Stainless Steel (440)             -                    -                       -
Titanium                          A                    A                       A
Cast Bronze                       A                    A                       A
Cast Iron                         A                    C                       B
Aluminium                         B                    B                       B
Hastelloy C.                      B                    B                       B
Carbon/Ceramic                    A                    A                       A
Ceramagnet A                      -                    -                       -
Viton                             A                    A                       A
Buna N.                           A                    B                       A
Neoprene                          C                    B                       B
Nitrile                           A                    B                       A
Natural Rubber                    -                    A                       A
Hypalon                           -                    A                       A
EPDM                              -                    A                       A
Kel-F                             -                    -                       -
Tygon                             -                    -                       -
Silicone                          -                    A                       A
Ceramic                           A                    A                       A
Carbon/Graphite                   -                    A                       A

--------------------------------------------------------------------------------

*indicate trademark
+indicates specification formulation

         The following legend is provided to interpret the foregoing chart.

Ratings-chemical effect                     Explanation of footnotes
-----------------------                     ------------------------
A-No effect-Excellent                       (1)   Satisfactory to 72(degrees)F.
B-Minor effect-Good                         (2)   Satisfactory to 120(degrees)F.
C-Moderate effect-Fair                      (3)   Satisfactory for 0-rings
D-Severe effect-Not recommended

         An examination of this chart and the comparative results clearly demonstrates that the optimum combination of interactive ingredients of the instant invention provides a disinfective effective against an expansive range of materials found in a wide variety environments through various delivery means such as aerosol, pump spray or swab.

         The non-toxic, biodegradable aspect of the disinfectant permits disposal without polluting ground water.

         It will thus be seen that the objects set forth above, among those made apparent from the preceding description are efficiently attained and since certain changes may be made in the above construction without departing from the scope of the invention, it is intended that all matter contained in the above description or shown in the accompanying drawing shall be interpreted as illustrative and not in a limiting sense.

         It is also to be understood that the following claims are intended to cover all of the generic and specific features of the invention herein described, and all statements of the scope of the invention which, as a matter of language, might be said to fall therebetween.


CLAIMS:

1. A non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms, said disinfectant and antiseptic being a homogenous composition comprising isopropyl alcohol and about 8 to 12 percent by weight of propylene glycol, performing interactively, in a proportion by weight such that said propylene glycol reduces the surface glaze formed by said isopropyl alcohol and surface tension formed by water of water-based body fluids enabling said disinfectant and antiseptic to rapidly contact the pathogenic organisms and act equally effective on a patient or inanimate surface without deleterious effect.

2. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of claim 1, includes 65 percent to 75 percent isopropyl alcohol by weight.

3. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of claim 2 includes substantially 19 percent inert ingredients by weight.

4. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of claim 3 includes substantially 1 percent fragrance by weight in addition to the 19 percent inert ingredients.

5. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic antiseptic for use against various pathogenic organisms of claim 1 includes substantially 70 percent isopropyl alcohol by weight.

6. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of claim 5 includes substantially 10 percent propylene glycol by weight.

7. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of claim 6 includes substantially 19 percent inert ingredients by weight.

8. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of claim 7 includes substantially 1 percent fragrance by weight in addition to the 19 percent inert ingredients.

9. The non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of claim 1 includes substantially 70 percent isopropyl alcohol by weight and substantially 10 percent propylene glycol by weight.

10. A non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of claim 9 includes substantially 19 percent inert ingredients by weight.

11. A non-toxic, non-corrosive, biodegradable disinfectant and antiseptic for use against various pathogenic organisms of Claim 10 includes substantially 1 percent fragrance by weight in addition to the 19 percent inert ingredients.

12. A non-toxic, non-corrosive, biodegradable disinfectant as claimed in claim 1 and substantially as hereinbefore described.